Exhibit 99.1

For:	Immediate Release	Contact:	Andrea Short
	October 17, 2019		574-235-2000

1st Source Corporation Reports Fourth Consecutive Quarter of Record Results,
Cash Dividend Increased
QUARTERLY HIGHLIGHTS

•	Net income was a record $24.44 million, up 22.88% over the third quarter of 2018. Diluted net income per common share was also a record of $0.95, up from the prior year’s third quarter of $0.76.

•	Cash dividend of $0.29 per common share approved, up 16% from the $0.25 per common share declared a year ago.

•	Return on average assets of 1.46% and return on average common shareholders’ equity of 11.98% compared to 1.27% and 10.50%, respectively in the third quarter of 2018.

•	Net recoveries of $0.31 million and nonperforming assets to loans and leases of 0.34% compared to net charge-offs of $10.86 million and 1.00%, respectively in the third quarter of 2018.

•	Average loans and leases grew $268.93 million, up 5.58% from the third quarter of 2018.

•	Average deposits grew $272.17 million, up 5.35% from the third quarter of 2018.

•	Net interest income increased $2.83 million, up 5.21% from the third quarter of 2018.

•	Noninterest income increased $1.71 million, up 7.09% from the third quarter of 2018 (increased 11.94% excluding leased equipment depreciation).

•	Noninterest expenses decreased $0.24 million, down 0.50% from the third quarter of 2018 (increased 0.36% excluding leased equipment depreciation).
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported a record high net income of $24.44 million for the third quarter of 2019, an improvement of 22.88% compared to $19.89 million reported in the third quarter a year ago. This brought the 2019 year-to-date net income to $70.02 million compared to $60.97 million in 2018, an increase of 14.85%. The year-to-date net income comparison was positively impacted by increased net interest income of $10.51 million primarily due to higher loan rates and higher average loan and lease balances. Non-recurring 2019 items included $1.41 million of negative valuation adjustments on repossessed assets, a$1.32 million gain on the sale of our former headquarters building, and a $0.43 million FDIC insurance premium credit.
Diluted net income per common share for the third quarter of 2019 was up 25.00% to a record high of $0.95, versus $0.76 in the third quarter of 2018. Diluted net income per common share for the first nine months of 2019 was $2.72 compared to $2.33 earned a year earlier, a 16.74% increase.
At its October 2019 meeting, the Board of Directors approved a cash dividend of $0.29 per common share, up 16% from the $0.25 per common share declared a year ago. The cash dividend is payable to shareholders of record on November 5, 2019 and will be paid on November 15, 2019.

Christopher J. Murphy III, Chairman and Chief Executive Officer, commented, “We are pleased to have achieved record earnings in the third quarter which marks four consecutive quarters of record net income for 1st Source Corporation! We have been able to accomplish this through steady, organic growth in average loans and leases and deposits and continued credit quality discipline which is validated by a 0.34% ratio of nonperforming assets to loans and leases. Our net interest margin while increasing early in the year is now challenged with Federal Reserve reductions in interest rates and continued competitive pressure for deposits.
“I am also very pleased to report we welcomed a new member to our Board of Directors for both the Bank and the Holding Company in early August. John Affleck-Graves, former Executive Vice President and Chief Financial Officer of the University of Notre Dame, was elected to a term ending April 2022 and will be subject to reelection at that time. John is a renowned finance Professor who has also managed people, processes and finances for a multi-market, multi-billion-dollar complex organization. He has also been a champion of regional economic development, having chaired the Regional Development Authority for northcentral Indiana. I have worked with John in community and regional development activities over many years and have often sought his economic and financial market advice when balancing the Bank’s assets and liabilities and managing our long-term pricing strategies. He has always been thoughtful, knowledgeable, insightful and often prescient. He will bring strong value to our Boards and to the future of 1st Source.
“The third quarter of the year also saw continued investment in our banking centers. In late July, we held an official groundbreaking event for a new standalone banking center in Middlebury, Ind. Our current banking center in this community is in a rented space and does not feature many of the amenities our clients have come to expect from us. This new building will offer drive-up teller service, a drive-up ATM and our signature side-by-side banking model. We also plan to enter the Auburn, Ind. market later this year, as we have signed a lease to occupy the first-floor space of a new building currently under construction in its downtown. Auburn is a thriving community in northeast Indiana, supported by a sizable auto industry presence. These projects are part of our overall initiative to continue our investment in the communities where we live, do business and raise families.
“As a Bank deeply rooted in our community, I’d be remiss to not mention the honorees of our twentieth Ernestine M. Raclin Community Leadership Award. This year, 11 individuals across the communities we serve were chosen for this award due to their commitment to volunteer leadership. These individuals, and the many other thousands of volunteers who serve good causes, are the backbone of our communities and weave a strong fabric that supports us all. It is important that we recognize and celebrate their contributions. Honorees were presented a globe of leadership award, a $1,000 personal cash award and a $1,000 award donated to the local charity of their choice.”

THIRD QUARTER 2019 FINANCIAL RESULTS
Loans
Average loans and leases of $5.09 billion increased $268.93 million, up 5.58% in the third quarter of 2019 from the year ago quarter and have increased $89.97 million, up 1.80% from the second quarter. Seasonal reductions in the auto and light truck portfolio were offset by growth in commercial real estate loans and solar loans near the end of the third quarter. Recently, we have also seen a slight decrease in the demand for loans and leases as clients have become more concerned about trade issues and the continued strength of a record long economic expansion. Year-to-date average loans and leases of $4.98 billion increased $256.45 million, up 5.42% from the first nine months of 2018.
Deposits
Average deposits of $5.36 billion grew $272.17 million for the quarter ended September 30, 2019, up 5.35% from the year ago quarter and have increased $98.48 million, up 1.87% compared to the second quarter. Average deposits for the first nine months of 2019 were $5.23 billion, an increase of $308.56 million, up 6.27% from the same period a year ago.
Net Interest Income and Net Interest Margin
Third quarter 2019 net interest income of $57.20 million increased $2.83 million, up 5.21% from the third quarter a year ago and increased $0.77 million, up 1.36% from the second quarter. For the first nine months of 2019, tax-equivalent net interest income was $169.10 million, an increase of $10.42 million, up 6.57% compared to the same period a year ago.
Third quarter 2019 net interest margin was 3.67%, a decrease of two basis points from the 3.69% for the same period in 2018 and decreased six basis points from the second quarter. Third quarter 2019 net interest margin on a fully tax-equivalent basis was 3.68%, a decrease of three basis points from the 3.71% for the same period in 2018 and was lower by six basis points compared to the previous quarter. The margin continued to see pressure from deposit competition and Federal Reserve interest rate decreases.
Net interest margin for the first nine months of 2019 was 3.72%, an increase of three basis points from the 3.69% for the same period in 2018. Net interest margin on a fully-taxable-equivalent basis for the first nine months of 2019 was 3.74%, an increase of three basis points from the 3.71% for the same period in 2018.
Noninterest Income
Third quarter 2019 noninterest income of $25.77 million increased $1.71 million, up 7.09% from the third quarter a year ago and increased $0.10 million, up 0.39% from the second quarter. For the first nine months of 2019, noninterest income was $75.55 million, an increase of $2.66 million, up 3.65% compared to the same period a year ago.
The growth in noninterest income during 2019 compared to a year ago was mainly due to higher debit card income from increased customer use, improved mortgage banking income driven by gains on a higher volume of loan sales, higher insurance commissions primarily from increased business and higher contingent commissions, reduced losses on the sale of available-for-sale securities, increased customer swap fees and higher claim proceeds on bank owned life insurance. These positives were offset by reduced trust and wealth advisory fees resulting from a lower value of assets under management due to stock market movements and lower equipment rental income due to a reduction in the size of the average equipment rental portfolio.

The increase in noninterest income from the second quarter of 2019 was primarily the result of higher mortgage banking income on improved loan production, increased claim proceeds on bank owned life insurance, and higher partnership investment gains. These positives were offset by lower equipment rental income due to a reduction in the size of the average equipment rental portfolio, reduced trust and wealth advisory fees as a result of seasonal tax fees in the second quarter, and decreased customer swap fees.
Noninterest Expense
Third quarter 2019 noninterest expense of $47.11 million decreased $0.24 million, down 0.50% from the third quarter a year ago and decreased $0.25 million, down 0.52% from the second quarter. Excluding depreciation on leased equipment, noninterest expenses were up 0.36% from the third quarter a year ago and down 0.11% from the second quarter. For the first nine months of 2019, noninterest expense was $139.66 million, an increase of $0.89 million, or 0.64% compared to the same period a year ago.
The increase in noninterest expense during 2019 compared to a year ago was mainly due to higher salaries as a result of normal merit increases, increased group insurance costs, a rise in furniture and equipment expense due to increased software maintenance costs and equipment depreciation, and growth in the provision for unfunded loan commitments. These increases were offset by higher gains on the sale of fixed assets, fewer valuation adjustments on repossessed assets, reduced insurance expenses due to FDIC assessment credits, lower leased equipment depreciation resulting from a reduction in the average equipment rental portfolio, decreased incentive compensation from fewer vestings of share-based compensation arrangements, lower business development costs, and reduced professional fees from consulting services.
The decrease in noninterest expense from the second quarter was primarily the result of a reduction in the provision for unfunded loan commitments, lower insurance costs due to FDIC assessment credits, decreased group insurance costs on lower claims, reduced leased equipment depreciation, lower furniture and equipment expense due to reduced computer processing charges and lower professional fees offset by higher salaries due to increased staffing levels related to a summer internship program, increased business development and marketing expenses due to marketing promotions, and higher repossessed asset valuation adjustments.
Credit
The reserve for loan and lease losses as of September 30, 2019 was 2.14% of total loans and leases compared to 2.05% at June 30, 2019 and 2.04% at September 30, 2018. Net recoveries of $0.31 million were recorded for the third quarter of 2019 compared with net charge-offs of $10.86 million in the same quarter a year ago and down from the $1.19 million of net charge-offs in the second quarter.
The provision for loan and lease losses was $3.72 million for the third quarter of 2019, a decrease of $2.44 million compared with the same period in 2018 and a decrease of $0.53 million from the second quarter. The ratio of nonperforming assets to loans and leases was an improved 0.34% as of September 30, 2019, compared to 0.41% on June 30, 2019 and 1.00% on September 30, 2018.

Capital
As of September 30, 2019, the common equity-to-assets ratio was 12.15%, compared to 11.95% at June 30, 2019 and 11.92% a year ago. The tangible common equity-to-tangible assets ratio was 11.04% at September 30, 2019 compared to 10.82% at June 30, 2019 and 10.73% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 12.26% at September 30, 2019 compared to 11.83% at June 30, 2019 and 12.38% a year ago. During the first nine months of 2019, 325,787 shares were repurchased for treasury reducing common shareholders’ equity by $15.09 million.
ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of its clients, individuals, businesses and the communities it serves. For more information, visit www.1stsource.com.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, and construction equipment. The Corporation includes 80 banking centers, 18 1st Source Bank Specialty Finance Group locations nationwide, eight Wealth Advisory Services locations and ten 1st Source Insurance offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.

1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
3rd QUARTER 2019 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
AVERAGE BALANCES
Assets	$6,620,880	$6,487,744	$6,224,187	$6,467,547	$6,111,302
Earning assets	6,190,264	6,067,871	5,839,588	6,052,686	5,724,114
Investments	1,024,250	1,001,142	964,281	1,004,463	943,372
Loans and leases	5,091,358	5,001,392	4,822,431	4,984,498	4,728,047
Deposits	5,363,391	5,264,912	5,091,221	5,230,335	4,921,780
Interest bearing liabilities	4,493,376	4,468,591	4,323,467	4,426,489	4,283,411
Common shareholders’ equity	809,279	789,009	751,248	791,438	738,025
Total equity	819,734	792,884	751,248	796,767	738,025
INCOME STATEMENT DATA
Net interest income	$57,195	$56,427	$54,362	$168,570	$158,063
Net interest income - FTE(1)	57,362	56,604	54,559	169,096	158,675
Provision for loan and lease losses	3,717	4,247	6,157	12,882	14,760
Noninterest income	25,765	25,664	24,060	75,553	72,890
Noninterest expense	47,106	47,353	47,342	139,663	138,776
Net income	24,448	23,417	19,888	70,061	60,968
Net income available to common shareholders	24,438	23,385	19,888	70,019	60,968
PER SHARE DATA
Basic net income per common share	$0.95	$0.91	$0.76	$2.72	$2.33
Diluted net income per common share	0.95	0.91	0.76	2.72	2.33
Common cash dividends declared	0.27	0.27	0.25	0.81	0.71
Book value per common share(2)	31.88	31.12	28.90	31.88	28.90
Tangible book value per common share(1)	28.59	27.83	25.66	28.59	25.66
Market value - High	48.31	48.66	59.33	50.15	59.33
Market value - Low	42.31	43.34	50.34	39.11	48.26
Basic weighted average common shares outstanding	25,520,035	25,615,718	25,965,694	25,630,771	25,958,125
Diluted weighted average common shares outstanding	25,520,035	25,615,718	25,965,694	25,630,771	25,958,125
KEY RATIOS
Return on average assets	1.46%	1.45%	1.27%	1.45%	1.33%
Return on average common shareholders’ equity	11.98	11.89	10.50	11.83	11.04
Average common shareholders’ equity to average assets	12.22	12.16	12.07	12.24	12.08
End of period tangible common equity to tangible assets(1)	11.04	10.82	10.73	11.04	10.73
Risk-based capital - Common Equity Tier 1(3)	12.26	11.83	12.38	12.26	12.38
Risk-based capital - Tier 1(3)	13.33	12.94	13.41	13.33	13.41
Risk-based capital - Total(3)	14.59	14.20	14.66	14.59	14.66
Net interest margin	3.67	3.73	3.69	3.72	3.69
Net interest margin - FTE(1)	3.68	3.74	3.71	3.74	3.71
Efficiency ratio: expense to revenue	56.78	57.68	60.37	57.21	60.09
Efficiency ratio: expense to revenue - adjusted(1)	53.44	54.07	56.71	53.57	56.28
Net (recoveries) charge offs to average loans and leases	(0.02)	0.10	0.89	0.12	0.32
Loan and lease loss reserve to loans and leases	2.14	2.05	2.04	2.14	2.04
Nonperforming assets to loans and leases	0.34	0.41	1.00	0.34	1.00

	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
END OF PERIOD BALANCES
Assets	$6,691,070	$6,650,105	$6,379,086	$6,293,745	$6,293,169
Loans and leases	5,099,546	5,109,337	4,926,187	4,835,464	4,825,553
Deposits	5,391,679	5,403,845	5,124,091	5,122,322	5,061,977
Reserve for loan and lease losses	108,941	104,911	101,852	100,469	98,300
Goodwill and intangible assets	83,978	83,985	83,992	83,998	84,097
Common shareholders’ equity	813,167	794,662	778,422	762,082	750,437
Total equity	833,042	804,686	781,101	763,590	750,437
ASSET QUALITY
Loans and leases past due 90 days or more	$311	$156	$178	$366	$125
Nonaccrual loans and leases	10,188	12,212	13,622	27,859	36,028
Other real estate	629	543	417	299	432
Repossessions	6,610	8,799	10,411	6,666	13,041
Equipment owned under operating leases	—	—	64	126	48
Total nonperforming assets	$17,738	$21,710	$24,692	$35,316	$49,674
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated as common shareholders’ equity divided by common shares outstanding at the end of the period.
(3) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	September 30,	June 30,	December 31,	September 30,
	2019	2019	2018	2018
ASSETS
Cash and due from banks	$94,160	$71,910	$94,907	$68,362
Federal funds sold and interest bearing deposits with other banks	33,325	24,578	4,172	45,514
Investment securities available-for-sale	1,032,185	1,021,786	990,129	972,172
Other investments	28,404	28,404	28,404	28,159
Mortgages held for sale	28,654	19,178	11,290	11,149
Loans and leases, net of unearned discount:
Commercial and agricultural	1,175,936	1,173,000	1,073,205	1,062,907
Auto and light truck	612,921	635,100	559,987	562,546
Medium and heavy duty truck	289,925	300,042	283,544	271,601
Aircraft	805,568	811,163	803,111	836,458
Construction equipment	685,696	686,633	645,239	654,605
Commercial real estate	858,402	835,919	809,886	781,093
Residential real estate and home equity	531,630	529,749	523,855	523,391
Consumer	139,468	137,731	136,637	132,952
Total loans and leases	5,099,546	5,109,337	4,835,464	4,825,553
Reserve for loan and lease losses	(108,941)	(104,911)	(100,469)	(98,300)
Net loans and leases	4,990,605	5,004,426	4,734,995	4,727,253
Equipment owned under operating leases, net	119,171	126,502	134,440	137,492
Net premises and equipment	51,680	51,570	52,139	53,479
Goodwill and intangible assets	83,978	83,985	83,998	84,097
Accrued income and other assets	228,908	217,766	159,271	165,492
Total assets	$6,691,070	$6,650,105	$6,293,745	$6,293,169

LIABILITIES
Deposits:
Noninterest-bearing demand	$1,246,063	$1,238,604	$1,217,120	$1,151,573
Interest-bearing deposits:
Interest-bearing demand	1,605,602	1,665,456	1,614,959	1,606,462
Savings	820,409	810,122	822,477	822,246
Time	1,719,605	1,689,663	1,467,766	1,481,696
Total interest-bearing deposits	4,145,616	4,165,241	3,905,202	3,910,404
Total deposits	5,391,679	5,403,845	5,122,322	5,061,977
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	139,417	119,781	113,627	124,630
Other short-term borrowings	57,734	66,228	85,717	166,077
Total short-term borrowings	197,151	186,009	199,344	290,707
Long-term debt and mandatorily redeemable securities	71,520	71,542	71,123	70,919
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	138,914	125,259	78,602	60,365
Total liabilities	5,858,028	5,845,419	5,530,155	5,542,732

SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at September 30, 2019, June 30, 2019, December 31, 2018, and September 30, 2018, respectively	436,538	436,538	436,538	436,538
Retained earnings	448,715	431,091	398,980	383,943
Cost of common stock in treasury (2,696,918, 2,670,462, 2,421,946, and 2,239,928 shares at September 30, 2019, June 30, 2019, December 31, 2018, and September 30, 2018, respectively)	(76,716)	(75,380)	(62,760)	(54,369)
Accumulated other comprehensive income (loss)	4,630	2,413	(10,676)	(15,675)
Total shareholders’ equity	813,167	794,662	762,082	750,437
Noncontrolling interests	19,875	10,024	1,508	—
Total equity	833,042	804,686	763,590	750,437
Total liabilities and equity	$6,691,070	$6,650,105	$6,293,745	$6,293,169

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2019	2019	2018	2019	2018
Interest income:
Loans and leases	$66,807	$65,599	$59,961	$195,089	$172,172
Investment securities, taxable	5,056	5,186	4,912	15,757	13,993
Investment securities, tax-exempt	316	353	432	1,054	1,438
Other	497	499	391	1,434	1,196
Total interest income	72,676	71,637	65,696	213,334	188,799
Interest expense:
Deposits	13,524	12,978	9,405	37,972	24,286
Short-term borrowings	293	540	518	1,764	2,120
Subordinated notes	914	928	918	2,770	2,709
Long-term debt and mandatorily redeemable securities	750	764	493	2,258	1,621
Total interest expense	15,481	15,210	11,334	44,764	30,736
Net interest income	57,195	56,427	54,362	168,570	158,063
Provision for loan and lease losses	3,717	4,247	6,157	12,882	14,760
Net interest income after provision for loan and lease losses	53,478	52,180	48,205	155,688	143,303
Noninterest income:
Trust and wealth advisory	4,982	5,583	5,109	15,423	16,097
Service charges on deposit accounts	2,892	2,785	2,567	8,175	7,676
Debit card	3,727	3,669	3,377	10,616	9,907
Mortgage banking	1,362	999	925	3,297	2,882
Insurance commissions	1,603	1,518	1,580	5,295	5,025
Equipment rental	7,578	7,809	7,977	23,369	23,836
Losses on investment securities available-for-sale	—	—	—	—	(345)
Other	3,621	3,301	2,525	9,378	7,812
Total noninterest income	25,765	25,664	24,060	75,553	72,890
Noninterest expense:
Salaries and employee benefits	24,434	23,787	23,164	71,716	69,391
Net occupancy	2,635	2,481	2,523	7,888	7,504
Furniture and equipment	6,027	6,289	5,769	18,340	16,942
Depreciation – leased equipment	6,198	6,400	6,580	19,122	19,692
Professional fees	1,603	1,706	1,883	4,907	5,628
Supplies and communication	1,643	1,608	1,635	4,744	4,687
FDIC and other insurance	260	608	855	1,513	2,267
Business development and marketing	1,844	1,678	1,663	4,471	4,921
Loan and lease collection and repossession	697	230	1,563	2,288	3,079
Other	1,765	2,566	1,707	4,674	4,665
Total noninterest expense	47,106	47,353	47,342	139,663	138,776
Income before income taxes	32,137	30,491	24,923	91,578	77,417
Income tax expense	7,689	7,074	5,035	21,517	16,449
Net income	24,448	23,417	19,888	70,061	60,968
Net (income) loss attributable to noncontrolling interests	(10)	(32)	—	(42)	—
Net income available to common shareholders	$24,438	$23,385	$19,888	$70,019	$60,968
Per common share:
Basic net income per common share	$0.95	$0.91	$0.76	$2.72	$2.33
Diluted net income per common share	$0.95	$0.91	$0.76	$2.72	$2.33
Cash dividends	$0.27	$0.27	$0.25	$0.81	$0.71
Basic weighted average common shares outstanding	25,520,035	25,615,718	25,965,694	25,630,771	25,958,125
Diluted weighted average common shares outstanding	25,520,035	25,615,718	25,965,694	25,630,771	25,958,125

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$959,104	$5,056	2.09%	$929,264	$5,186	2.24%	$879,882	$4,912	2.21%
Tax exempt(1)	65,146	388	2.36%	71,878	437	2.44%	84,399	533	2.51%
Mortgages held for sale	19,888	190	3.79%	12,014	127	4.24%	9,016	93	4.09%
Loans and leases, net of unearned discount(1)	5,091,358	66,712	5.20%	5,001,392	65,565	5.26%	4,822,431	59,964	4.93%
Other investments	54,768	497	3.60%	53,323	499	3.75%	43,860	391	3.54%
Total earning assets(1)	6,190,264	72,843	4.67%	6,067,871	71,814	4.75%	5,839,588	65,893	4.48%
Cash and due from banks	66,046			67,448			64,622
Reserve for loan and lease losses	(106,559)			(102,787)			(102,790)
Other assets	471,129			455,212			422,767
Total assets	$6,620,880			$6,487,744			$6,224,187

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$4,174,746	$13,524	1.29%	$4,137,118	$12,978	1.26%	$3,986,576	$9,405	0.94%
Short-term borrowings	188,562	293	0.62%	201,401	540	1.08%	207,225	518	0.99%
Subordinated notes	58,764	914	6.17%	58,764	928	6.33%	58,764	918	6.20%
Long-term debt and mandatorily redeemable securities	71,304	750	4.17%	71,308	764	4.30%	70,902	493	2.76%
Total interest-bearing liabilities	4,493,376	15,481	1.37%	4,468,591	15,210	1.37%	4,323,467	11,334	1.04%
Noninterest-bearing deposits	1,188,645			1,127,794			1,104,645
Other liabilities	119,125			98,475			44,827
Shareholders’ equity	809,279			789,009			751,248
Noncontrolling interests	10,455			3,875			—
Total liabilities and equity	$6,620,880			$6,487,744			$6,224,187
Less: Fully tax-equivalent adjustments		(167)			(177)			(197)
Net interest income/margin (GAAP-derived)(1)		$57,195	3.67%		$56,427	3.73%		$54,362	3.69%
Fully tax-equivalent adjustments		167			177			197
Net interest income/margin - FTE(1)		$57,362	3.68%		$56,604	3.74%		$54,559	3.71%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
	Nine Months Ended
	September 30, 2019			September 30, 2018
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$932,779	$15,757	2.26%	$850,454	$13,993	2.20%
Tax exempt(1)	71,684	1,297	2.42%	92,918	1,777	2.56%
Mortgages held for sale	13,616	418	4.10%	7,911	265	4.48%
Loans and leases, net of unearned discount(1)	4,984,498	194,954	5.23%	4,728,047	172,180	4.87%
Other investments	50,109	1,434	3.83%	44,784	1,196	3.57%
Total earning assets(1)	6,052,686	213,860	4.72%	5,724,114	189,411	4.42%
Cash and due from banks	65,801			63,983
Reserve for loan and lease losses	(103,699)			(99,284)
Other assets	452,759			422,489
Total assets	$6,467,547			$6,111,302

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	4,083,140	37,972	1.24%	3,881,040	24,286	0.84%
Short-term borrowings	213,551	1,764	1.10%	272,813	2,120	1.04%
Subordinated notes	58,764	2,770	6.30%	58,764	2,709	6.16%
Long-term debt and mandatorily redeemable securities	71,034	2,258	4.25%	70,794	1,621	3.06%
Total interest-bearing liabilities	4,426,489	44,764	1.35%	4,283,411	30,736	0.96%
Noninterest-bearing deposits	1,147,195			1,040,740
Other liabilities	97,096			49,126
Shareholders’ equity	791,438			738,025
Noncontrolling interests	5,329			—
Total liabilities and equity	$6,467,547			$6,111,302
Less: Fully tax-equivalent adjustments		(526)			(612)
Net interest income/margin (GAAP-derived)(1)		$168,570	3.72%		$158,063	3.69%
Fully tax-equivalent adjustments		526			612
Net interest income/margin - FTE(1)		$169,096	3.74%		$158,675	3.71%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
		2019	2019	2018	2019	2018
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$72,676	$71,637	$65,696	$213,334	$188,799
	Fully tax-equivalent adjustments:
(B)	– Loans and leases	95	93	96	283	273
(C)	– Tax exempt investment securities	72	84	101	243	339
(D)	Interest income – FTE (A+B+C)	72,843	71,814	65,893	213,860	189,411
(E)	Interest expense (GAAP)	15,481	15,210	11,334	44,764	30,736
(F)	Net interest income (GAAP) (A-E)	57,195	56,427	54,362	168,570	158,063
(G)	Net interest income - FTE (D-E)	57,362	56,604	54,559	169,096	158,675
(H)	Annualization factor	3.967	4.011	3.967	1.337	1.337
(I)	Total earning assets	$6,190,264	$6,067,871	$5,839,588	$6,052,686	$5,724,114
	Net interest margin (GAAP-derived) (F*H)/I	3.67%	3.73%	3.69%	3.72%	3.69%
	Net interest margin – FTE (G*H)/I	3.68%	3.74%	3.71%	3.74%	3.71%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$57,195	$56,427	$54,362	$168,570	$158,063
(G)	Net interest income – FTE	57,362	56,604	54,559	169,096	158,675
(J)	Plus: noninterest income (GAAP)	25,765	25,664	24,060	75,553	72,890
(K)	Less: gains/losses on investment securities and partnership investments	(374)	(131)	(155)	(521)	(263)
(L)	Less: depreciation – leased equipment	(6,198)	(6,400)	(6,580)	(19,122)	(19,692)
(M)	Total net revenue (GAAP) (F+J)	82,960	82,091	78,422	244,123	230,953
(N)	Total net revenue – adjusted (G+J–K–L)	76,555	75,737	71,884	225,006	211,610
(O)	Noninterest expense (GAAP)	47,106	47,353	47,342	139,663	138,776
(L)	Less:depreciation – leased equipment	(6,198)	(6,400)	(6,580)	(19,122)	(19,692)
(Q)	Noninterest expense – adjusted (O–L)	40,908	40,953	40,762	120,541	119,084
	Efficiency ratio (GAAP-derived) (O/M)	56.78%	57.68%	60.37%	57.21%	60.09%
	Efficiency ratio – adjusted (Q/N)	53.44%	54.07%	56.71%	53.57%	56.28%

		End of Period
		September 30,	June 30,	September 30,
		2019	2019	2018
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(R)	Total common shareholders’ equity (GAAP)	$813,167	$794,662	$750,437
(S)	Less: goodwill and intangible assets	(83,978)	(83,985)	(84,097)
(T)	Total tangible common shareholders’ equity (R–S)	$729,189	$710,677	$666,340
(U)	Total assets (GAAP)	6,691,070	6,650,105	6,293,169
(S)	Less: goodwill and intangible assets	(83,978)	(83,985)	(84,097)
(V)	Total tangible assets (U–S)	$6,607,092	$6,566,120	$6,209,072
	Common equity-to-assets ratio (GAAP-derived) (R/U)	12.15%	11.95%	11.92%
	Tangible common equity-to-tangible assets ratio (T/V)	11.04%	10.82%	10.73%

Calculation of Tangible Book Value per Common Share
(R)	Total common shareholders’ equity (GAAP)	$813,167	$794,662	$750,437
(W)	Actual common shares outstanding	25,508,756	25,535,212	25,965,746
	Book value per common share (GAAP-derived) (R/W)*1000	$31.88	$31.12	$28.90
	Tangible common book value per share (T/W)*1000	$28.59	$27.83	$25.66

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